EXHIBIT 10.8

                                    SUBLEASE

This sublease (the "Sublease") is entered into as of this 1st day of August by and between Ancile Pharmaceuticals, Inc. ("Ancile") and Mera Pharmaceuticals, Inc. ("Mera").

WHEREAS, Ancile is a subtenant of certain office and laboratory space located at 9381 Judicial Drive, San Diego, CA (the "Premises"), which is more completely and specifically described in the sublease dated April 10, 2002 between Ancile and Triad Therapeutics, Inc. ("Triad"), a copy of which is attached hereto as APPENDIX A (together with the Operating Services Agreement between Ancile and Triad dated April 10, 2002, the "Triad Sublease"); and

WHEREAS, Triad is the prime tenant of the Premises (plus additional space at the same location) under a lease between Triad and University Center East, LLC (the "Prime Lease"), a copy of which is attached hereto as APPENDIX B;

WHEREAS, Ancile wishes to sublet to Mera, and Mera wishes to sublet from Ancile, a portion of the Premises, which is shown on the floor plan attached hereto as APPENDIX C (the "Mera Premises") on the terms and conditions set forth in this Sublease;

NOW, THEREFORE, Ancile and Mera agree as follows:

     1. SUBLEASE. Ancile hereby sublets to Mera and Mera hereby sublets from Ancile the Mera Premises, consisting of approximately 3414 square feet, 1860 square feet of which is laboratory, 1045 square feet of which is the Initial Office Area and 509 square feet of which constitutes a pro rata portion of common areas and shared space. Mera may restrict access by Ancile to any portion of the Mera Premises that is not designated shared space on APPENDIX C (the "Mera Space") to Mera personnel only, and Ancile may restrict access to any portion of the Premises that is not the Mera Premises (the "Ancile Space") to Ancile personnel only, in each case the use of connecting corridors or passageways to move between the Mera Space and shared space on the one hand and the Ancile Space and shared space on the other is not to be restricted at any time. The use of the main ground floor conference room shall be on a reservation basis. Ancile and Mera shall cooperate to resolve any scheduling conflicts for the conference room.

     2. MOVE TO THE LONG-TERM OFFICE SPACE. Mera may, upon not less than 30 days prior notice, elect to move from the Initial Office Area into the Long-Term Office Area, or on such lesser notice, as Ancile may accept. Upon the move into the Long-Term Office Area, the total area of the Mera premises shall be increased to 4977 square feet, and the rent payable under paragraph 3, below, shall be adjusted accordingly. Each party shall bear its own expenses associated with Mera's move from the Initial Office Area into the Long-Term Office Area.

     3. RENT. Subject to the adjustment provide for in paragraph 2, above, Mera shall pay to Ancile rent equal to $3.00 per square foot, or a monthly rent of $10,578, NNN. The rent shall increase by 3.5% (to $3.105 per square foot) on June 1, 2003, and by an additional 3.5% each year thereafter, for as long as Mera continues to occupy the Mera Premises. Rent shall be due and payable in advance on the first day of each month during the term of this Sublease.

     4. OPERATING EXPENSES AND UTILITIES. In addition to the rent, Mera shall be responsible for the per square foot charges for operating expenses and utilities, as assessed against Ancile under the Triad sublease, pursuant to the Operating Services Agreement attached as part of APPENDIX A. Any separate additional charges incurred by either Ancile or Mera shall be the responsibility of that party alone.

     5. USE OF THE MERA PREMISES. Mera shall be entitled to use the Mera Premise for the purposes set forth in the Triad Sublease and for no other purpose.

     6. TERM. The term of this Sublease shall commence on June 1, 2002 and continue for a period of not less than twelve (12) months thereafter. Mera shall have the right to continue occupying the Mera Premises month-to-month commencing June 1, 2003 provided Ancile continues to occupy the Premises under the Triad Sublease. After May 31, 2003, Mera shall have the right to give Ancile not less than 60 days notice of Mera's intention to terminate the Sublease and vacate the Mera Premises. Beginning March 31, 2004, Ancile shall have the right to terminate the Sublease with not less than 60 days notice to Mera. [Note: this provides Mera with 2 years total guaranteed occupancy, if so desired.]

     7. NOTIFICATION OF INTENT TO TERMINATE. In the event Ancile elects to terminate the Triad Sublease for any reason, Ancile will provide Mera with written notice of its intent to terminate no later than 60 days prior to termination of the Triad Sublease.

     8. SECURITY DEPOSIT. Upon its occupancy of the Mera Premises, Mera will deliver to Ancile a refundable security deposit of $30,000, to be held in a trust account identifying Mera as the beneficiary. So much of the security deposit as is needed shall be credited toward the payment by Mera of the last month of rent due from it under this Sublease. The remainder shall be held as security for the repair of any damages caused by Mera to the Premises during its occupancy of the Mera Premises under this Sublease, and it shall be refunded to Mera on the same terms as Ancile is entitled to receive a refund of its security deposit under the Triad Sublease. In the event that the Triad Sublease terminates prior to May 31, 2003 for any reason, Ancile shall return the entire security deposit then remaining to Mera upon the effective date of termination, less any amount necessary to restore the Mera Premises to suitable condition.

     9. SIGNAGE. Mera shall be entitled to affix a sign at the entrance to the Premises indicating its occupancy of the Mera Premises, subject to any consents required under the Triad Sublease. Such sign shall be of a size and in a style that complies with the requirements and limitations therefor applicable under the Triad Sublease.

     10. SUBLETTING. Mera may not assign this Sublease or further sublet all or any part of the Mera Premises without the prior written consent of Ancile and, if required under the Triad Sublease, the prior written consent of Triad and Master Landlord (as defined in the Triad Sublease).

     11. APPLICABILITY OF TRIAD SUBLEASE. All of the terms and provisions of the Triad Sublease are incorporated into and made a part of this Sublease, with Ancile substituted for Triad in the Triad Sublease, and Mera substituted for Ancile in the Triad Sublease. Notwithstanding the foregoing, in the event of any conflict between the terms of this Sublease and the terms of the Triad Sublease, then as between Ancile and Mera, the terms of this Sublease shall control.

     12. AGENCY DISCLOSURE. Ancile and Mera each warrants that it has not dealt with any real estate broker or agent in connection with this Sublease and that none of them is obligated to pay any commission to any third party by virtue of this transaction.

     13. INDEMNIFICATION. Mera and Ancile each shall hold the other harmless from any loss, cost, damage, claim or liability resulting from their respective use of the Premises.

     14. INSURANCE. Mera shall be responsible for compliance with the insurance provisions of the Triad Sublease. Mera shall name Ancile, Triad and Master Landlord (as such term is defined in the Triad Sublease) as additional insureds on such policy(ies).

     15. NOTICES. All notices required or permitted to be given to any party under this Sublease shall be in writing, and shall be delivered either by hand delivery, facsimile, overnight delivery service or via First Class U.S. Mail, postage prepaid, to the addresses set forth below or to such other address as any party may, in writing, specify by notice to the other parties:

                     If to Ancile:
                     Ancile Pharmaceuticals, Inc.
                     9381 Judicial Drive, Suite 160
                     San Diego, CA  92121
                     Attn:     Chief Executive Officer
                     Facsimile:858 677 2180

                     If to Mera:
                     777 South Highway 101, Suite 215
                     Solana Beach, CA  92075
                     Attn:     Richard D. Propper, MD
                     Facsimile:858 847 9090


ANCILE PHARMACEUTICALS, INC.              MERA PHARMACEUTICALS, INC.

By:                                      By:
      ------------------------------           ------------------------------

Name:                                    Name:
      ------------------------------           ------------------------------

Its:                                     Its:
      ------------------------------           ------------------------------